UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 16, 2011

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

First Amendment to Credit Agreement

On December 16, 2011, Granite City Food & Brewery Ltd. (“Granite City”) and Fifth Third Bank entered into a First Amendment to the Credit Agreement originally dated as of May 10, 2011 (the “First Amendment”).  Pursuant to the First Amendment, the line of credit commitment has been temporarily increased from $5.0 million to $7.0 million.  The increased line of credit will be available to Granite City until the earlier to occur of (a) consummation of Granite City’s planned sale-leaseback of its real property in Troy, Michigan, or (b) April 30, 2012.  At that time, the line of credit commitment will revert to $5.0 million.  On December 16, 2011, in connection with its entry into the First Amendment, the Company issued an Amended and Substitute Line of Credit Note (the “Note”).

The foregoing description of the First Amendment and the Note does not purport to be complete and is qualified in its entirety by reference to the First Amendment and the Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: December 19, 2011	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	First Amendment to Credit Agreement by and between the Registrant and Fifth Third Bank, dated December 16, 2011.
10.2	Amended and Substitute Line of Credit Note, dated December 16, 2011.